


               Intervest Corporation of New York and Subsidiaries

               Computation of Ratios of Earnings to Fixed Charges


                                                                                                For the Quarter Ended March 31, 2001
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                                            $   (98)
Fixed charges (1)                                                                                                 1,773
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $ 1,675
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    0.94x
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                For the Quarter Ended March 31, 2000
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                                            $   (68)
Fixed charges (1)                                                                                                 2,256
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $ 2,188
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    0.97x
------------------------------------------------------------------------------------------------------------------------------------



                                                                                             For the Quarter Ended December 31, 2000
                                                                                             ---------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                                            $   417
Fixed charges (1)                                                                                                 7,636
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $ 8,053
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    1.05x
------------------------------------------------------------------------------------------------------------------------------------




                                                                                             For the Quarter Ended December 31, 1999
                                                                                             ---------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                    $ 1,052
Fixed charges (1)                                                                                                 9,050
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $10,102
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    1.12x
------------------------------------------------------------------------------------------------------------------------------------



                                                                                             For the Quarter Ended December 31, 1998
                                                                                             ---------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                    $ 1,748
Fixed charges (1)                                                                                                 9,401
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $11,149
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    1.19x
------------------------------------------------------------------------------------------------------------------------------------



                                                                                             For the Quarter Ended December 31, 1997
                                                                                             ---------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                    $   819
Fixed charges (1)                                                                                                 9,139
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $ 9,958
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    1.06x
------------------------------------------------------------------------------------------------------------------------------------



                                                                                             For the Quarter Ended December 31, 1996
                                                                                             ---------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                    $ 1,280
Fixed charges (1)                                                                                                 7,922
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                                  $ 9,202
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                                    1.16x
------------------------------------------------------------------------------------------------------------------------------------

(1) Fixed charges represent interest on debentures and amortization of debenture offering costs.
